As filed with the Securities and Exchange Commission on October 17, 2012

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LUXEYARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	30-0473898
(State or other Jurisdiction of	(I.R.S Employer
Incorporation or Organization)	Identification Number)

8884 Venice Boulevard, Los Angeles, California	90034
(Address of Principal Executive Offices)	(Zip Code)

 LUXEYARD, INC.

2012 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Jerome Wilkerson

Luxeyard, Inc.

8884 Venice Boulevard

Los Angeles, CA 90034

(323) 488-3574

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Richard I. Anslow, Esq.

Anslow & Jaclin, LLP

195 Route 9 South

Manalapan, New Jersey 07726

(732) 409-1212

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock $0.0001 par value	10,000,000	$0.15	$1,500,000	$204.60
Total	10,000,000	$0.15	$1,500,000	$204.60

(1)       This Registration Statement also covers additional shares of Luxeyard, Inc. common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the Luxeyard, Inc. 2012 Equity Incentive Plan, in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)     Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock as quoted on the OTCQB on October 3, 2012.

EXPLANATORY NOTE

This Form S-8 registers the shares of common stock of Luxeyard, Inc. which may be awarded under the Luxeyard, Inc. 2012 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS*

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.**

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

**	Upon written or oral request, any document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus), and any document required to be delivered to a participant in the Plan pursuant to Rule 428(b) or additional information about the Luxeyard, Inc. 2012 Equity Incentive Plan are available, without charge, by contacting the Company at:

Luxeyard, Inc.

8884 Venice Boulevard

Los Angeles, California 90034

Attention: Jerry Wilkerson

Tel: (323) 488-3574

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by us with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

(1)         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)         Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

(3)         Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 and Form 10-Q/A filed on September 6, 2012;

(4)         Our Current Reports on Form 8-K filed on March 2, 2012, April 27, 2012, May 4, 2012, May 25, 2012, June 5, 2012, August 24, 2012, September 13, 2012 and September 28, 2013;

(5)         Our Current Report on Form 8-K/A filed on June 5, 2012; and

(6)         Our description of our common stock set forth in the section entitled “Description of Securities” of our Registration Statement on Form S-1, initially filed with the Commission on June 18, 2012, as may be amended from time to time (File No. 333-182180).

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part of this Registration Statement from the respective dates of filings of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                 Description of Securities.

Not applicable.

Item 5.                 Interests of Named Experts and Counsel.

Not applicable.

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Item 6.                 Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and shall pay expenses incurred (including attorneys’ fees) in defending any proceeding in advance of its final disposition upon receipt of an undertaking, by an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.                 Exemption From Registration Claimed.

Not applicable.

Item 8.                 Exhibits.

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (1)
4.2	Articles of Incorporation (1)
4.3	Bylaws (1)
4.4	Certificate of Amendment to Articles of Incorporation (2)
4.5 4.6	Certificate of Amendment to Articles of Incorporation, dated May 2, 2012 (3) Certificate of Designation 8% Convertible Perpetual Preferred Stock (4)
5.1	Opinion of Anslow & Jaclin, LLP *
10.1	Luxeyard, Inc. 2012 Equity Incentive Plan*
23.1	Consent of MaloneBailey, LLP *
23.2	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page) *

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on July 12, 2010.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 2, 2012.
(3) (4)

Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2012.

Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 25, 2012.

*	Filed herewith.

Item 9.                 Undertakings.

The undersigned Company hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided , however , that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of October, 2012.

Luxeyard, Inc.

By:	/s/ Braden Richter
Name: Braden Richter
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Braden Richter his/her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Braden Richter	President, Chief Executive Officer and	October 17, 2012
Braden Richter	Director (Principal Executive Officer)

/s/ Jerome Wilkerson	Chief Financial Officer	October 17, 2012
Jerome Wilkerson	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Amir Mireskandari	Chairman of the Board of Directors	October 17, 2012
Amir Mireskandari

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (1)
4.2	Articles of Incorporation (1)
4.3	Bylaws (1)
4.4	Certificate of Amendment to Articles of Incorporation (2)
4.5 4.6	Certificate of Amendment to Articles of Incorporation, dated May 2, 2012 (3) Certificate of Designation 8% Convertible Perpetual Preferred Stock (4)
5.1 10.1	Opinion of Anslow & Jaclin, LLP * Luxeyard, Inc. 2012 Equity Incentive Plan*
23.1	Consent of MaloneBailey, LLP *
23.2	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page) *

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on July 12, 2010.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on March 2, 2012.
(3) (4)

Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2012.

Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 25, 2012.

*	Filed herewith.